Exhibit 10.22

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

KMG CHEMICALS, INC.,

TONTINE CAPITAL PARTNERS, L.P.

AND

TERRIER PARTNERS L.P.

APRIL 21, 2005

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS

ARTICLE 2	PURCHASE AND SALE OF SHARES

2.1	Purchase of Shares
2.2	Purchase Price and Form of Payment; Delivery
2.3	Closing Date

ARTICLE 3	BUYERS’ REPRESENTATIONS AND WARRANTIES

3.1	Organization and Qualification
3.2	Authorization; Enforcement
3.3	Securities Matters
3.4	Information
3.5	Estimates and Projections
3.6	Restrictions on Transfer

ARTICLE 4	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1	Organization and Qualification
4.2	Authorization; Enforcement
4.3	Capitalization; Valid Issuance of Shares
4.4	No Conflicts
4.5	SEC Documents; Financial Statements
4.6	Absence of Certain Changes
4.7	Absence of Litigation
4.8	Patents, Copyrights
4.9	Tax Status
4.10	Permits; Compliance
4.11	Environmental Matters
4.12	Title to Property
4.13	No Investment Company
4.14	No Brokers
4.15	Registration Rights
4.16	Exchange Act Registration
4.17	Labor Relations
4.18	Transactions with Affiliates and Employees
4.19	Insurance
4.20	Disclosure

ARTICLE 5	COVENANTS

5.1	Form D; Blue Sky Laws
5.2	Use of Proceeds
5.3	Expenses
5.4	Listing
5.5	No Integration
5.6	Restriction on Trading and Short Sales

i

ARTICLE 6	CONDITIONS TO THE COMPANY’S OBLIGATION

6.1	Delivery of Transaction Documents
6.2	Payment of Purchase Price
6.3	Representations and Warranties
6.4	Litigation

ARTICLE 7	CONDITIONS TO EACH BUYER’S OBLIGATION

7.1	Delivery of Transaction Documents; Issuance of Shares
7.2	Representations and Warranties
7.3	Litigation
7.4	Opinion
7.5	No Material Adverse Change

ARTICLE 8	INDEMNIFICATION

8.1	Indemnification by the Company
8.2	Notification

ARTICLE 9	GOVERNING LAW; MISCELLANEOUS

9.1	Governing Law
9.2	Counterparts; Signatures by Facsimile
9.3	Headings
9.4	Severability
9.5	Entire Agreement; Amendments
9.6	Notices
9.7	Successors and Assigns
9.8	Third Party Beneficiaries
9.9	Publicity
9.10	Further Assurances
9.11	No Strict Construction
9.12	Obligations Several Not Joint
9.13	Rights Cumulative
9.14	Survival

ii

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of April 21, 2005, is entered into by and among KMG CHEMICALS, INC., a Texas corporation, TONTINE CAPITAL PARTNERS, L.P., a Delaware limited partnership, and TERRIER PARTNERS L.P., a New York limited partnership.

RECITALS:

A.            The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506;

B.            Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, 1,200,000 shares of common stock, par value $0.01 per share of the Company; and

C.            Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit A, pursuant to which the Company has agreed to register the resale of the Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

AGREEMENT

NOW THEREFORE, the Company and each of the Buyers hereby agree as follows:

ARTICLE 1

DEFINITIONS

“Agreement” means this Securities Purchase Agreement.

“Buyer(s)” means solely or collectively, Tontine Capital Partners, L.P., a Delaware limited partnership, and Terrier Partners L.P., a New York limited partnership.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company”  means KMG Chemicals, Inc., a Texas corporation.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” means April 21, 2005 or such other time as may be mutually agreed upon by the parties to this Agreement.

“Environmental Laws” has the meaning set forth in Section 4.11.

“Hazardous Materials” has the meaning set forth in Section 4.11.

“Intellectual Property” has the meaning set forth in Section 4.8.

“Investment Company” has the meaning set forth in Section 4.13.

“Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Permits” has the meaning set forth in Section 4.10.

“Purchase Price” means a price of $5.00 per share for the Shares to be issued and sold to the Buyers at the Closing.

“Registration Rights Agreement” means the Registration Rights Agreement executed and delivered contemporaneously with the Agreement pursuant to which the Company has agreed to register the resale of the Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

“Rule 506” means Rule 506 of Regulation D promulgated under the 1933 Act.

“Shares” means the 1,200,000 shares of Common Stock being issued and sold under the Agreement.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 4.5.

“Subsidiaries” means, with respect to the Company, KMG-Bernuth, Inc., a Delaware corporation, KMG de Mexico, SA de CV, a Mexican corporation, KMG Chemicals de Argentina SPL, an Argentinean corporation, KMG Chemicals de Venezuela CA, a Venezuelan corporation, KMG Chemicals de Costa Rica SA, a Costa Rican corporation, and KMG Chemicals do Brasil LTDA, a Brazilian corporation.

“Transaction Documents” means this Agreement, the Registrations Rights Agreement, and any other documents contemplated by the Agreement.

“Transfer Instructions” has the meaning set forth in Section 2.2.

ARTICLE 2

PURCHASE AND SALE OF SHARES

2.1           Purchase of Shares.  Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall issue and sell the Shares and each Buyer shall severally and not jointly, purchase from the Company such number of Shares as is set forth below such Buyer’s name on the signature pages hereto.

2.2           Purchase Price and Form of Payment; Delivery.  On the Closing Date each Buyer shall pay $5.00 per share for the Shares to be issued and sold to it at the Closing.  The Purchase Price shall be paid by wire transfer of immediately available funds in accordance with the Company’s written instructions.  At the Closing, upon payment of the Purchase Price therefore by such Buyer, the Company will deliver instructions (“Transfer Instructions”) to the transfer agent for the Company’s Common Stock to issue certificates representing the Shares registered in the name of each Buyer and to deliver such certificates to each Buyer.  The Company shall not have the power to revoke or amend the Transfer Instructions without the written consent of each Buyer.

2.3           Closing Date.  Subject to the satisfaction (or written waiver) of the conditions set forth in Section 6 and Section 7 below, the closing of the transactions contemplated by this Agreement shall be held on April 21, 2005 or such other time as may be mutually agreed upon by the parties to this Agreement, at the offices of Haynes and Boone, LLP, 1221 McKinney Street, Suite 2100, Houston, Texas 77010 or at such other location as may be mutually agreed upon by the parties to this Agreement (“Closing”).

ARTICLE 3

BUYERS’ REPRESENTATIONS AND WARRANTIES

Each Buyer severally (and not jointly) represents and warrants to the Company that:

3.1           Organization and Qualification.  The Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to purchase the Shares.

3.2           Authorization; Enforcement. This Agreement has been duly and validly authorized by, and duly executed and delivered on behalf of, the Buyer, and this Agreement constitutes the valid and binding agreement of the Buyer enforceable in accordance with its terms, except as such enforceability may be limited by:  (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; and (iii) principles of equity.

3.3           Securities Matters.  In connection with the Company’s compliance with applicable securities laws:

a.             The Buyer understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemption and the eligibility of the Buyer to acquire the Shares.

b.             The Buyer is purchasing the Shares for its own account, not as a nominee or agent, for investment purposes and not with a present view towards resale, except pursuant to sales exempted from registration under the 1933 Act, or registered under the 1933 Act as contemplated by the Registration Rights Agreement.

c.             The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.  The Buyer understands that its investment in the Shares involves a significant degree of risk. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

3.4           Information.  Buyer has conducted its own due diligence examination of the Company’s business, financial condition, results of operations, and prospects.  In connection with such investigation,

Buyer and its representatives (i) have reviewed copies of the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q for the two most recently concluded interim periods and proxy statement on Schedule 14A, (ii) have been given an opportunity to ask, to the extent Buyer considered necessary, and have received answers from, officers of the Company concerning the business, finances and operations of the Company and information relating to the offer and sale of the Shares and (iii) have been given or afforded access to all documents, records, books and additional information which Buyer has requested regarding such matters.

3.5           Estimates and Projections.  In the course of the inquiry described in Section 3.4 above, Buyer has received certain information regarding the Company’s plans and prospects. Buyer acknowledges that: (i) any estimates, plans or projections which have been furnished to it with respect to the activities undertaken originally or to be undertaken by the Company are based on certain assumptions made by the Company; (ii) actual experience may vary from such assumptions; (iii) such estimates, plans and projections may never be achieved; and (iv) Buyer has not relied upon the achievement of any such estimates and projections in making its investment decision to acquire the Shares.

3.6           Restrictions on Transfer.  The Buyer understands that except as provided in the Registration Rights Agreement, the issuance of the Shares has not been and is not being registered under the 1933 Act or any applicable state securities laws. The Buyer may be required to hold the Shares indefinitely and the Shares may not be transferred unless (i) the Shares are sold pursuant to an effective registration statement under the 1933 Act, or (ii) the Buyer shall have delivered to the Company an opinion of counsel to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably acceptable to the Company. The Buyer understands that until such time as the resale of the Shares has been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to an exemption from registration, certificates evidencing the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates evidencing such Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS AFFORDED UNDER APPLICABLE LAWS.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, HYPOTHECATED, TRANSFERRED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION (AS TO WHICH THE ISSUER SHALL BE REASONABLY SATISFIED, INCLUDING RECEIPT OF AN ACCEPTABLE LEGAL OPINION) TO THE REGISTRATION REQUIREMENTS OF SUCH LAWS.”

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s Disclosure Schedule attached hereto, the Company represents and warrants to each Buyer that:

4.1           Organization and Qualification.  The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with corporate power and authority to own, lease, use and operate its properties and to carry on its business as now operated and conducted.  The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

4.2           Authorization; Enforcement.  The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, and to consummate the transactions contemplated hereby and thereby and to issue the Shares, in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required.  This Agreement and the other documents executed in connection herewith have been duly executed and delivered by the Company.  This Agreement constitutes, and the Registration Rights Agreement will constitute upon execution and delivery by the Company, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by:  (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; and (iii) principles of equity.

4.3           Capitalization; Valid Issuance of Shares.  As of the date hereof, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, of which 7,575,019 shares are issued and outstanding, and 10,000,000 shares of preferred stock, $.01 par value, none of which are outstanding.  All of such outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.  The Shares have been duly authorized and upon issuance pursuant to the terms hereof will be validly issued, fully paid and nonassessable and not subject to any encumbrances, preemptive rights or any other similar contractual rights of the shareholders of the Company or any other person.  No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company.  As of the date hereof, the Company had outstanding options and warrants to purchase 973,050 shares of Common Stock.  As of the date of this Agreement, except to the extent described in the preceding sentence and the Company’s Disclosure Schedule attached hereto, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance Shares.  To the Company’s knowledge, there are no agreements between the Company’s shareholders with respect to the voting or transfer of the Company’s capital stock or with respect to any other aspect of the Company’s affairs.

4.4           No Conflicts.  The execution, delivery and performance of this Agreement, and the Registration Rights Agreement, by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation, as amended, of the Company or the By-laws, as amended, of the Company, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, patent, patent license or instrument to which the

Company or any of its Subsidiaries is a party, or (iii) result in a material violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).  Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time would result in a default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company is not in violation of the listing requirements of the Nasdaq SmallCap Market.

4.5           SEC Documents; Financial Statements.  Since March 31, 2004, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act )(all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, year end adjustments or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to January 31, 2005 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

4.6           Absence of Certain Changes.  Since January 31, 2005, the Company has conducted its business only in the ordinary course, consistent with past practice, and since that date there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company.

4.7           Absence of Litigation.  There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries that might reasonably be expected to result in a Material Adverse Effect.

4.8           Patents, Copyrights.  To the Company’s knowledge, the Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, copyrights, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, to the Company’s knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated and to the Company’s knowledge, the Company’s or its Subsidiaries’ current products and processes do not infringe on any Intellectual Property or other rights held by any person.

4.9           Tax Status.  The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

4.10         Permits; Compliance.  The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, “Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Permits.  Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Since January 31, 2005, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not reasonably be expected to have a Material Adverse Effect.

4.11         Environmental Matters.  Except for such matters as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge or any of the Subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (iv) there are no events or circumstances known to the Company or any of the Subsidiaries that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or Environmental Laws.

4.12         Title to Property.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries.  Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

4.13         No Investment Company.  The Company is not, and upon the issuance and sale of the Shares as contemplated by this Agreement will not be an “investment company” as defined under the Investment Company Act of 1940 (“Investment Company”).  The Company is not controlled by an Investment Company.

4.14         No Brokers.  Other than its arrangements with Boenning & Scattergood, Inc. that have been disclosed to the Buyers, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

4.15         Registration Rights.  Except as set forth in the Company’s Disclosure Schedule, pursuant to the Registration Rights Agreement or as set forth in the SEC Documents, effective upon the Closing, neither Company nor any Subsidiary is currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company or any Subsidiary registered with the SEC or registered or qualified with any other governmental authority.

4.16         Exchange Act Registration.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which, to the knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act.

4.17         Labor Relations.  No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees or consultants of the Company that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.18         Transactions with Affiliates and Employees.  Except as set forth in the SEC Documents, none of the officers or directors of the Company, and to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction or agreement with the Company (other than for services as employees, officers and directors) exceeding $60,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.19         Insurance.  The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is disclosed in the Company’s Disclosure Schedule attached hereto.  The Company has no reason to believe that it will not be able to renew existing insurance coverage for itself and its Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue business.

4.20         Disclosure.  The Company understands and confirms that each Buyer will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the Transaction Documents.  All disclosure provided to the Buyers regarding the Company, its businesses and the transactions contemplated hereby, including the disclosures in the Company’s Disclosure Schedule attached hereto furnished by or on behalf of the Company, taken as a whole is true and correct and does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or its Subsidiaries or its or their businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

ARTICLE 5

COVENANTS

5.1           Form D; Blue Sky Laws.  Upon completion of the Closing, the Company shall file with the SEC a Form D with respect to the Shares as required under Regulation D and each applicable state securities commission and will provide a copy thereof to each Buyer promptly after such filing.

5.2           Use of Proceeds.  The Company shall use the proceeds from the sale of the Shares for general corporate purposes, including acquisitions and repayment of Company debt.

5.3           Expenses.  At the Closing, the Company shall reimburse Tontine Capital Partners, L.P. for expenses in the amount of up to $25,000 incurred by them in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents, including, without limitation, reasonable attorneys’ fees and expenses, relating to review of or any consents or waivers of provisions in the Transaction Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of structuring the transactions contemplated by the Transaction Documents.

5.4           Listing.  The Company will obtain and, so long as any Buyer owns any of the Shares, maintain the listing and trading of its Shares on the Nasdaq SmallCap Market or any equivalent replacement exchange and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers and such exchanges, as applicable.

5.5           No Integration.  The Company shall not make any offers or sales of any security (other than the Shares) under circumstances that would require registration of the Shares being offered or sold hereunder under the 1933 Act or cause the offering of the Shares to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

5.6           Restriction on Trading and Short Sales.  The Buyers shall not, and Buyers shall cause their affiliates to agree to not, trade in any of the Shares of the Company prior to the date upon which the registration of Shares becomes effective. The Buyer shall not, and Buyers shall cause their affiliates to further agree to not, enter into or effect any “short sale” (as such term is defined in Rule 200 of Regulation SHO promulgated under the 1934 Act) of the Shares, foreign market listing or hedging transaction which establishes a net short portion with respect to the Shares.  The period for this restriction begins upon first notice of the contemplated transaction under this Agreement and the Registration Rights Agreement and extending nine months after any Buyer or affiliate Shares become registered, free trading securities.

ARTICLE 6

CONDITIONS TO THE COMPANY’S OBLIGATION

The obligation of the Company hereunder to issue and sell the Shares to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

6.1           Delivery of Transaction Documents.  Each Buyer shall have executed and delivered the Transaction Documents to the Company.

6.2           Payment of Purchase Price.  Each Buyer shall have delivered the Purchase Price in accordance with Section 2.2 above.

6.3           Representations and Warranties.  The representations and warranties of each Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.

6.4           Litigation.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

ARTICLE 7

CONDITIONS TO EACH BUYER’S OBLIGATION

The obligation of each Buyer hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion:

7.1           Delivery of Transaction Documents; Issuance of Shares.  The Company shall have executed and delivered the Transaction Documents to such Buyer, and shall deliver the Transfer Instructions to the transfer agent for the Company’s Common Stock to issue certificates in the name of each Buyer representing the number of Shares being purchased by such Buyer as set forth below such Buyer’s name on the signature pages hereto and to deliver such certificates to each Buyer.  The Company shall deliver a copy of the Transfer Instructions to each Buyer at the Closing.

7.2           Representations and Warranties.  The representations and warranties of the Company shall be true and correct in all material respects (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

7.3           Litigation.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.4           Opinion.  The Buyer shall have received an opinion of the Company’s counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as Exhibit B attached hereto.

7.5           No Material Adverse Change..  There shall have been no material adverse change in the assets, liabilities (contingent or otherwise), affairs, business, operations, prospects or condition (financial or otherwise) of the Company prior to the Closing Date.

ARTICLE 8

INDEMNIFICATION

8.1           Indemnification by the Company. The Company agrees to indemnify the Buyer and its affiliates and hold the Buyer and its affiliates harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of Buyer’s counsel in connection with any investigative, administrative or judicial proceeding), which may be incurred by the Buyer or such affiliates as a result of any claims made against the Buyer or such affiliates by any person that relate to or arise out of (i) any breach by the Company of any of its representations, warranties or covenants contained in this Agreement or in the Transaction Documents (as defined below), or (ii) any litigation, investigation or proceeding instituted by any person with respect to this Agreement or the Shares (excluding, however, any such litigation, investigation or proceeding which arises solely from the acts or omissions of the Buyer or its affiliates).  Notwithstanding anything to the contrary above, it is expressly understood between the parties hereto that the Company pursuant to this Section 8.1 shall not be responsible for or assume any of the investment risk associated with any securities purchased hereunder.

8.2           Notification. Any person entitled to indemnification hereunder will (i) give prompt notice to the Company of any claim with respect to which it seeks indemnification (but omission of such notice shall not relieve the Company from liability hereunder except to the extent it is actually prejudiced by such failure to give notice) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified party and the Company with respect to such claim, permit the Company to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is not assumed by the Company, the Company will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld).  The Company will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation.  If the Company elects not to or is not entitled to assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified with respect to such claim, unless an actual conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the Company will be obligated to pay the fees and expenses of such additional counsel or counsels.

ARTICLE 9

GOVERNING LAW; MISCELLANEOUS

9.1           Governing Law.  This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws.  The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in Houston, Texas with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.  All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding.  Nothing herein shall affect any party’s right to serve process in any other manner permitted by law. All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

9.2           Counterparts; Signatures by Facsimile.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

9.3           Headings.  The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

9.4           Severability.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

9.5           Entire Agreement; Amendments.  This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein.  No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement.  The provisions of this Agreement may be amended only by a written instrument signed by the Company and the Buyers.

9.6           Notices.  Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications shall be:

If to the Company:

KMG Chemicals, Inc.

10611 Harwin Drive, Suite 402

Houston, Texas 77036

Attention: John Sobchak

Telephone: (713) 988-9252, x 114

Facsimile: (713) 988-9298

With copy to:

Haynes and Boone, LLP

1221 McKinney, Suite 2100

Houston, Texas 77010

Attention:  Charles D. Powell, Esq.

Telephone: (713) 547-2052

Facsimile: (713) 236-5513

If to a Buyer:

To the address set forth immediately below such Buyer’s name on the signature pages hereto.

With copy to:

Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP

333 West Wacker Drive, Suite 2700

Chicago, Illinois 60606

Attention:  John E. Freechack

Telephone:  (312) 984-3100

Facsimile:  (312) 984-3150

Each party shall provide notice to the other party of any change in address.

9.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

9.8           Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.9           Publicity.  The Company and each of the Buyers shall have the right to review a reasonable period of time before issuing any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any of the Buyers, to make any press release with respect to such transactions as is required by applicable law and regulations (although each of the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).  Notwithstanding the foregoing, the Company shall file with the SEC a Form 8-K disclosing the transactions herein and attaching the relevant agreements and instruments within four (4) business days of the Closing Date.

9.10         Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.11         No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.12         Obligations Several Not Joint.  The obligations of each Buyer under this Agreement are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under this Agreement.  Nothing contained herein, and no action taken by any Buyer pursuant hereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.  Each Buyer has been represented by its own separate legal counsel in their review and negotiation of this Agreement, the Registration Rights Agreement, and any other documents contemplated by any of the foregoing.  The Company has elected to provide all Buyers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Buyers.

9.13         Rights Cumulative..  Each and all of the various rights, powers and remedies of the parties shall be considered cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

9.14         Survival.  The respective representations and warranties given by and the respective covenants and agreements agreed to by the parties hereto shall survive the Closing Date and the consummation of the transactions contemplated herein.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

KMG CHEMICALS, INC.

By:	/s/ John V. Sobchak
Title:	Chief Financial Officer

BUYERS:

TONTINE CAPITAL PARTNERS, L.P.

By:	/s/ Jeffrey L Gendell
Title:	Managing Member of General Partner

JURISDICTION: Delaware
ADDRESS:	55 Railroad Avenue, 3rd Floor
Greenwich, CT 06830
Telephone: (203) 757-2000
Facsimile: (203) 767-2010

AGGREGATE SUBSCRIPTION AMOUNT:

Aggregate Number of Shares:	1,000,000
Aggregate Purchase Price:	$5,000,000

TERRIER PARTNERS L.P.

By:	/s/ Bobby Melnick
Title:	General Partner

JURISDICTION: New York
ADDRESS:	145 East 57 th Street, 10 Floor
New York, NY 10022
Telephone: ( )
Facsimile: ( )

AGGREGATE SUBSCRIPTION AMOUNT:

Aggregate Number of Shares:	200,000
Aggregate Purchase Price:	$1,000,000

Signature Page to Stock Purchase Agreement

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

FORM OF LEGAL OPINION

COMPANY’S DISCLOSURE SCHEDULE

To the extent that any disclosure provided below is responsive to or otherwise qualifies one or more Sections in the Agreement, disclosure in this Disclosure Schedule is to be considered disclosure under or pursuant to all such Sections of the Agreement, regardless of whether or not such Sections are specifically referenced pursuant to this Disclosure Schedule.

Section 4.3            Capitalization; Valid Issuance of Shares.

The issued and outstanding shares of the Company listed in Section 4.3 do not include 180,000 shares of Common Stock held as treasury shares by the Company.

Section 4.9            Tax Status.

With the exception of the Company’s 2003 federal income tax return, none of the Company’s tax returns is presently being audited by any taxing authority.

Section 4.10         Permits; Compliance.

Our creosote and pentachlorophenol products, and our animal health and other agricultural chemical products, are each presently undergoing re-registration review by the U.S. EPA under the Federal Insecticide, Fungicide and Rodenticide Act (FIFRA).

Section 4.14         No Brokers.

At Closing, we have agreed to pay Boenning & Scattergood, Inc. (“B&S”) a fee of $275,000 ($25,000 of which has already been paid), to issue 10,000 shares of Common Stock to B&S, and to reimburse B&S for expenses related to its services.

Section 4.15         Registration Rights.

The 10,000 shares of Common Stock to be issued to B&S described above will be entitled to registration rights.  The Company has also granted registration rights pursuant to the Warrant to purchase 25,000 shares between the Company and George W. Gilman.

Section 4.19         Insurance

Coverage Type	Carrier	Limit
General Liability	XL (Indian Harbor)	1M occ 2M Ann Agr
Product Liability (Rabon, MSMA, Ravap)	XL (Indian Harbor)	1M occ 2M Ann Agr
Automobile	XL(Greenwich)	1M
Workers Compensation	Hartford/Am. Interstate	1M
Commercial Umbrella	XL(Indian Harbor)	4M
Foreign General Liability	ACE USA	1M
Fixed Property	Hartford	1.1M
Inventory	St. Paul	4.4M
Plant, Equipment, BPP- Mexico	Seguros Commercial	14.9M